                               SECURITY AGREEMENT



     This SECURITY AGREEMENT ("Agreement"), dated as of January 17, 1995, is made by UNIFET, Incorporated, a California corporation ("Grantor"), in favor of PPG Industries, Inc., a Pennsylvania corporation ("PPG").

     WHEREAS, Grantor has executed and delivered a promissory note dated January 17, 1995, in the original principal amount of $1,500,000 and payable to PPG or its registered assigns and Grantor has executed and delivered a promissory note dated January 17, 1995 in the original principal amount of $5,000,000 and payable to PPG or its registered assigns (such promissory notes, as respectively amended, modified, renewed or extended from time to time, are referred to in this Agreement collectively and in the alternative as the "Secured Obligations" or the "Notes");

     NOW THEREFORE, in consideration of the foregoing, the parties to this Agreement agree as follows:

     1. TERMS DEFINED IN UCC. Where applicable and except as otherwise defined in this Agreement, terms used in this Agreement have the meanings assigned to them in the Uniform Commercial Code of the State of California, as amended ("UCC").

     2. GRANT OF SECURITY INTEREST. Grantor hereby grants to PPG a security interest in all of Grantor's right, title and interest in and to the collateral described in SECTION 3 (the "Collateral") in order to secure the payment and performance of the obligations of Grantor to PPG described in SECTION 4.

     3. COLLATERAL. The Collateral under this Agreement consists of all of the assets of Grantor set forth in EXHIBIT A. The security interest held by PPG in all Collateral will be released, as described in SECTION 16 hereof, by PPG as of the date upon which Grantor has paid the full amount of principal and interest due under the Notes.

     4. SECURED INDEBTEDNESS. This Agreement secures, and the Collateral is collateral security for, the prompt payment in full when due of all obligations and liabilities of every nature of Grantor now or hereafter existing under or arising out of or in connection with the Secured Obligations by Grantor to PPG, whether at stated maturity, by acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)).
All payments and performance will be in accordance with the terms under which such indebtedness, obligations and liabilities were or are hereafter incurred or created. Grantor will also promptly reimburse PPG for any and all reasonable amounts expended by PPG in accordance with, or in the enforcement (judicially or otherwise) or exercise of its rights under the terms of this Agreement, which amounts are included in the indebtedness secured under this Agreement.

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     5.   REPRESENTATIONS AND WARRANTIES OF GRANTOR.  Debtor hereby represents and warrants to PPG that:

          a. This present Agreement creates a legal and valid security interest on and in all of the Collateral in which Grantor has rights.

          b. Grantor's chief executive office, principal place of business, and the place where Grantor maintains its records concerning the Collateral are presently located at the address set forth in the Note.

          c. Except for the security interest created by this Agreement, Grantor owns the Collateral free and clear of any liens or encumbrances, provided however, that Grantor is relying on the representations and warranties of PPG in that certain agreement of even date herewith under which Debtor purchased certain Collateral from PPG. Except as may have been filed in favor of PPG relating to this Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

          d. All of the equipment and inventory described in Exhibit A is, as of the date hereof, located at the places specified in Schedule 1 attached hereto.

          e. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Grantor or (ii) the perfection of or the exercise by PPG of its rights and remedies hereunder (except as may have been taken by or at the direction of Grantor).

          f. This Agreement, together with the State of California Uniform Commercial Code Financing Statement, Form UCC-1, creates a valid, perfected and first priority security interest in the Collateral of the type which may be perfected by such a filing, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly made or taken.

          g. All information heretofore, herein or hereafter supplied to PPG by or on behalf of Grantor with respect to the Collateral is accurate and complete in all respects, provided however, that Grantor is relying on the representations and warranties of PPG in that certain agreement of even date herewith under which Debtor purchased certain Collateral from PPG.

     6.   FURTHER ASSURANCES.

          a. Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that PPG may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable PPG to exercise and enforce its rights and remedies hereunder with respect to any Collateral.


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          b.   Grantor will furnish to PPG from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as PPG may reasonably request, all in reasonable detail.

     7. RIGHTS OF PPG WITH RESPECT TO THE COLLATERAL. PPG has the right at any time to make any payments and do any other acts as may be reasonably necessary to protect its security interest in the Collateral, including, without limitation, the right to make any applicable filings, to pay, purchase, contest or compromise any encumbrance, charge or lien which reasonably appears to be prior or superior to the security interest granted under this Agreement, and to appear in and defend any action or proceeding purporting to affect its security interest in and/or the value of the Collateral, and in exercising any such powers or authority, PPG has the right (but not any obligation) to pay all reasonable expenses incurred in connection therewith. PPG will have no obligation to make any of the foregoing payments or perform any of the foregoing acts.

     8.   COVENANTS OF GRANTOR.  Grantor shall:

          a. not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

          b. notify PPG of any change in Grantor's name, identity or corporate structure within 15 days of such change;

          c. give PPG 30 days prior written notice of any change in Grantor's chief place of business, chief executive office or residence or the office where Grantor keeps its records regarding the accounts described in Exhibit A;

          d. if PPG gives value to enable Grantor to acquire rights in or the use of any Collateral, use such value for such purpose; and

          e. pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; PROVIDED that Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against Grantor or any of the Collateral as a result of the failure to make such payment.

     9. SPECIAL COVENANTS WITH RESPECT TO EQUIPMENT AND INVENTORY. Grantor shall:

          a. keep the equipment and inventory described in Exhibit A at the places specified on Schedule 1 attached hereto or, upon 30 days prior written notice to PPG, at such other places in jurisdictions where all action that may be necessary or desirable, or that PPG may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable PPG to exercise and enforce its rights and remedies hereunder, with respect to such equipment and inventory shall have been taken;

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

          b. cause the equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and shall forthwith, or, in the case of any loss or damage to any of the equipment, as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Grantor shall promptly furnish to PPG a statement respecting any material loss or damage to any of the Equipment; and

          c. keep correct and accurate records of the inventory, itemizing and describing the kind, type and quantity of inventory, Grantor's cost therefor and (where applicable) the current list prices for the inventory.

     10. SPECIAL COVENANTS WITH RESPECT TO ACCOUNTS AND RELATED CONTRACTS. Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the accounts and related contracts described in Exhibit A at the location described in the Notes or, upon 30 days' prior written notice to PPG, at such other location in a jurisdiction where all action that may be necessary or desirable, or that PPG may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable PPG to exercise and enforce its rights and remedies hereunder, with respect to such accounts and related contracts shall have been taken. Grantor will hold and preserve such records and will permit representatives of PPG on reasonable notice during normal business hours to inspect and make abstracts from such records, and Grantor agrees to render to PPG, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Promptly upon the request of PPG, Grantor shall deliver to PPG complete and correct copies of each such related contract.

     11. POWER OF ATTORNEY. Grantor hereby appoints and constitutes PPG as Grantor's attorney-in-fact for purposes of filing all documents required to renew and maintain the security interests on the Collateral. This power of attorney is coupled with an interest, is irrevocable by Grantor, and shall terminate upon termination of this Agreement.

     12. GOVERNING LAW. This Agreement will be construed in accordance with and all disputes under this Agreement will be governed by the laws of the State of California, without regard to conflicts of law.

     13. AMENDMENTS, WAIVERS AND NOTICES. This Agreement or any provision of this Agreement may be changed, waived, or terminated only by a statement in writing signed by both parties hereto. All notices between the parties will be made pursuant to the notices provisions of the Note.

     14. ENTIRE AGREEMENT. This Agreement, together with the Notes and any other agreement executed in connection with this Agreement is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

     15. SEVERABILITY. If any provision of this Agreement should be found to be invalid or unenforceable to any extent, all of the other provisions will nonetheless remain in full force and effect to the maximum extent permitted by law and the affected provision will be construed as if it were written so as to be valid and enforceable to the maximum possible extent.

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     16.  TERMINATION OF AGREEMENT.  This Agreement will terminate upon the full and final payment and performance of all indebtedness and obligations secured under this Agreement. At such time, PPG will reassign to Grantor all of the Collateral which has not been sold, disposed of, retained or applied by PPG.
PPG will execute all appropriate instruments and other documents (including, without limitation, UCC termination statements) to release the security interest in the Collateral granted in this Agreement.

     17. COUNTERPARTS. This Agreement may be executed in counterparts; any one or more of which will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed the date first written above.

                                   UNIFET, INCORPORATED



                                   By:     /S/ W. JERRY MEZGER
                                        --------------------------------------
                                        W. Jerry Mezger, President


                                   PPG INDUSTRIES, INC.



                                   By:     /S/ H. K. LINGE
                                        --------------------------------------
                                        H.K. LINGE    ,  TREASURER
                                        -------------


                     [SIGNATURE PAGE FOR SECURITY AGREEMENT]

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                                    EXHIBIT A


COLLATERAL.  The Collateral of Grantor is described as follows:

     1. All present and future accounts, general intangibles and other rights of Grantor to the payment of money no matter how evidenced, all chattel paper, instruments and other writings evidencing any such right, and all goods repossessed or returned in connection therewith;

     2. All inventory of Grantor, now owned or hereafter acquired, and all raw materials, work in process, materials used or consumed in Grantor's business and finished goods, together with all additions and accessions thereto and replacements therefor, and products thereof;

     3. All equipment of Grantor, now owned or hereafter acquired, including, without limitation, all machinery, tools, dies, blueprints, catalogues, computer hardware and software, furniture, furnishings and fixtures.

     4. All documents and instruments now owned or hereafter acquired, including, without limitation, securities and all new substituted and additional documents and instruments issued with respect thereto, all voting or other rights now or hereafter exercisable and all cash and non-cash dividends and all other property now or hereafter receivable with respect to any of the foregoing;

     5. All now existing or hereafter acquired patents, trademarks and trade names used in Grantor's business;

     6. All now existing and hereafter acquired books and records relating to the foregoing Collateral and all equipment containing such books and records;

     7. All other property of Grantor now or hereafter in the possession, custody or control of PPG and all property of Grantor in which PPG now has or hereafter acquires a security interest; and

     8. All proceeds of the foregoing Collateral. For purposes hereof, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.


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                                   SCHEDULE 1

                       LOCATION OF EQUIPMENT AND INVENTORY



11021 Via Frontera, Suite 200
San Diego, California 92127

11077 North Torrey Pines Road
La Jolla, California 92037


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